Exhibit 1

JOINT FILING AGREEMENT

February 1, 2019

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the foregoing Schedule 13G/A dated February 1, 2019 (the “Schedule”), relating to the common shares of Overstock.com, Inc. (“Common Shares”), is being filed with the Securities and Exchange Commission on behalf of each of them.

The undersigned hereby further agree to prepare jointly and to file timely (or otherwise to deliver, as appropriate) all amendments to the Schedule (“13G filings”) with respect to their respective ownership of Common Shares, and each of them mutually covenants to the others that they will fully cooperate with each other in the preparation and timely filing of all such 13G filings.

This Joint Filing Agreement may be signed in one or more counterparts.

IN WITNESS WHEREOF, the parties hereto have executed this Joint Filing Agreement as of the date first written above.

By:	/s/ Robert Snyder

Robert Snyder, individually and in his
capacity as co-trustee of DMB Article III
Trust 3 u/a/d May 9, 2012, The Dorothy M
Byrne Revocable Trust, Dorothy M. Byrne
2017 GRAT No. 1, Dorothy M. Byrne
2018 GRAT No. 1, Article IV Trust u/a/d
May 9, 2012 JB, Article IV Trust u/a/d
May 9, 2012 CB, Article IV Trust u/a/d
May 9, 2012 SB and Article IV Trust u/a/d
May 9, 2012 MB

By:	/s/ Daniel Mosley

Daniel Mosley, individually and in his
capacity as co-trustee of  DMB Article III
Trust 3 u/a/d May 9, 2012, The Dorothy M.
Byrne Revocable Trust, Dorothy M. Byrne
2017 GRAT No. 1, Dorothy M. Byrne
2018 GRAT No. 1, Article IV Trust u/a/d
May 9, 2012 JB, Article IV Trust u/a/d
May 9, 2012 CB, Article IV Trust u/a/d
May 9, 2012 SB and Article IV Trust u/a/d
May 9, 2012 MB